EXHIBIT 23.2
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                          Consent of Deloitte & Touche


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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Graham Corporation on Form S-8 of our reports dated February 22, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Graham Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration
Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Rochester, New York
March 19, 1997